Exhibit 10(v)

                       DIRECTOR'S DEFERRED PLAN AMENDMENTS

WHEREAS, the Board of Directors has authority to amend the TCF Directors Deferred Compensation Plan (the "Plan") under Section 13 of the Plan and the Independent Sub-Committee has authority to recommend amendments to the Board; and

WHEREAS, management has proposed allowing elections as to the form of distribution to be made up to two years prior to a director leaving the board and legal counsel and tax advisors for the company have advised that this change is acceptable under the legal and tax rules that apply to the plan, and management has recommended certain other changes as set forth in the following Resolutions;

NOW, THEREFORE, IT IS HEREBY

RESOLVED, that the following amendments are hereby recommended for approval by the full Board of Directors;

                                       1.

Section 5.a. of the Plan is amended to read as follows in full effective for distributions commencing on or after the date this amendment is adopted:

On or about the 30th day following a Director's termination of service on all boards of directors of the Companies, the balance credited to the Director's Account shall be paid in one single distribution of TCF Stock or in annual installment distributions of TCF Stock over the number of years directed by the Director in an election made by the Director, provided that such election is in writing and is executed and delivered to the Committee or the Secretary, on behalf of the Committee, no later than two years before such Director's termination of service.

                                       2.

A new Section 5.g. is added to the Plan, reading as follows:

Notwithstanding the foregoing, if a Director's balance in the Plan is less than $15,000 at the time of the Director's termination of service, then such account shall be distributed to the Director in a lump sum payment (in the form of TCF Stock except for cash for a fractional share) no later than 30 days after the Director's termination of service.

                                       3.

Section 13 of the Plan is amended to add the following sentence at the end thereof:

Notwithstanding the foregoing, any action authorized by the Board of Directors of TCF Financial may be taken by the Administrative Committee.

                                       4.

Section 2 of the Plan is amended to provide that the composition of the Administrative Committee shall consist of such members of the Personnel Committee of the Board of Directors who qualify from time to time as non-employee or independent directors under Rule 16b-3 of the Securities and Exchange Commission.